EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and the Fiscal Year Ended June 30, 2015

SUNNYVALE, Calif., Aug. 11, 2015 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (NASDAQ:AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2015.

The results for the fiscal fourth quarter of 2015 ended June 30, 2015 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q4 FY2015	Q3 FY2015	Q4 FY2014
Revenue	$ 81.5	$ 76.9	$ 82.3
Gross Margin	17.6%	16.6%	19.4%
Operating Income (Loss)	$ (1.8)	$ (3.4)	$ 0.0
Net Loss	$ (3.1)	$ (4.1)	$ (0.5)
Loss Per Share - Diluted	$ (0.12)	$ (0.16)	$ (0.02)

Our non-GAAP measures exclude the effect of share-based compensation expenses in each of the periods presented. The results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q4 FY2015	Q3 FY2015	Q4 FY2014
Revenue	$ 81.5	$ 76.9	$ 82.3
Gross Margin	17.8%	16.8%	19.6%
Operating Income (Loss)	$ (0.7)	$ (2.4)	$ 1.2
Net Income (Loss)	$ (1.9)	$ (3.2)	$ 0.7
Earnings (Loss) Per Share - Diluted	$ (0.07)	$ (0.12)	$ 0.03

"Our revenues grew sequentially across all market segments during the June quarter, including PC and consumer end markets which have experienced weakness," said Dr. Mike Chang, the chairman and CEO of the company. "We are pleased by the revenue growth of new products that diversify us beyond the PC business, namely our Power supply/Industrial and Communication segments. We posted 15% sequential revenue growth in these two segments combined, driven by design-in momentum in high value sockets such as quick chargers and smartphones. In the Computing segment, we are well positioned for the upcoming Skylake ramp with significant power content expansion opportunities. We remain on track with our strategies to reignite our growth and rejuvenate the fundamentals of our business."

The results for the fiscal year ended June 30, 2015 were as follows:

  Revenue was $327.9 million, an increase of 3.1% from $318.1 million for the prior year.
  GAAP gross margin was 18.4%, compared to 18.6% for the prior year. Non-GAAP gross margin was 18.6%, compared to 18.8% for the prior year.
  GAAP operating loss was $3.8 million, compared to operating loss of $0.2 million for the prior year. Non-GAAP operating income was $0.7 million, compared to $3.2 million for the prior year.
  GAAP net loss was $7.9 million, compared to net loss of $3.3 million for the prior year. Non-GAAP net loss was $3.4 million, compared to non-GAAP net income of $0.1 million for the prior year.
  GAAP diluted loss per share was $0.30 compared to diluted loss per share of $0.13 for the prior year. Non-GAAP diluted loss per share was $0.13 compared to non-GAAP diluted income of $0.00 for the prior year.

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented, the results were as set forth in the attached schedules (see detailed reconciliation included at the end of this press release).

Business Outlook for Fiscal Q1 Ending September 30, 2015

The following forward-looking statements are based on management's current expectations and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $80 million and $84 million.
  GAAP gross margin is expected to be approximately 17.5% plus or minus 1%.
  GAAP operating expenses are expected to be in the range of $16.7 million plus or minus $1 million.
  Tax expense is expected to be approximately $1.1 million to $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.0 million to $1.2 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2015 today, August 11, 2015 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to improvement in profit, our growth strategies and competitive position, our ability and strategy to develop new products, expand our sales, revenue, profitability and market share, the execution of our diversification strategy, and other information under the section entitled "Business Outlook for Fiscal Q1 Ending September 30, 2015". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K to be filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Revenue	$ 81,472	$ 76,918	$ 82,330	$ 327,935	$ 318,121
Cost of goods sold	67,156	64,154	66,339	267,453	259,050
Gross profit	14,316	12,764	15,991	60,482	59,071
Gross margin	17.6%	16.6%	19.4%	18.4%	18.6%

Operating expenses:
Research and development	6,920	6,929	6,613	27,075	24,409
Selling, general and administrative	9,240	9,219	9,350	37,198	34,855
Total operating expenses	16,160	16,148	15,963	64,273	59,264
Operating income (loss)	(1,844)	(3,384)	28	(3,791)	(193)

Interest income and other, net	14	18	34	106	124
Interest expense	(24)	(41)	(56)	(181)	(266)
Income (loss) before income taxes	(1,854)	(3,407)	6	(3,866)	(335)

Income tax expense	1,243	698	487	4,069	2,973
Net loss	$ (3,097)	$ (4,105)	$ (481)	$ (7,935)	$ (3,308)

Net loss per share
Basic	$ (0.12)	$ (0.16)	$ (0.02)	$ (0.30)	$ (0.13)
Diluted	$ (0.12)	$ (0.16)	$ (0.02)	$ (0.30)	$ (0.13)

Weighted average number of common shares used to compute net loss per share
Basic	26,307	26,447	26,214	26,429	25,952
Diluted	26,307	26,447	26,214	26,429	25,952

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	June 30, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 106,085	$ 117,788
Restricted cash	368	244
Accounts receivable, net	38,781	36,535
Inventories	64,175	66,560
Deferred income tax assets	2,205	2,842
Other current assets	4,279	3,810
Total current assets	215,893	227,779
Property, plant and equipment, net	119,579	123,254
Intangible assets, net	17	229
Goodwill	269	269
Deferred income tax assets - long term	10,848	10,854
Other long-term assets	2,011	1,963
Total assets	$ 348,617	$ 364,348
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ —	$ 13,821
Accounts payable	44,083	38,760
Accrued liabilities	19,225	17,376
Income taxes payable	1,372	1,933
Deferred margin	716	665
Capital leases	941	1,061
Total current liabilities	66,337	73,616
Income taxes payable - long term	1,601	2,315
Deferred income tax liabilities	3,548	3,234
Capital leases - long term	64	1,005
Deferred rent	953	1,143
Total liabilities	72,503	81,313
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2015 and 2014	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 27,314 shares and 26,316 shares at June 30, 2015 and 26,644 shares and 26,304 shares at June 30, 2014	55	53
Treasury shares at cost; 998 shares at June 30, 2015 and 340 shares at June 30, 2014	(8,593)	(2,889)
Additional paid-in capital	181,040	174,084
Accumulated other comprehensive income	905	1,033
Retained earnings	102,707	110,754
Total shareholders' equity	276,114	283,035
Total liabilities and shareholders' equity	$ 348,617	$ 364,348

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

U.S. GAAP gross profit	$ 14,316	$ 12,764	$ 15,991	$ 60,482	$ 59,071

Share-based compensation:
Cost of goods sold	174	167	157	669	614
Non-GAAP gross profit	$ 14,490	$ 12,931	$ 16,148	$ 61,151	$ 59,685
Non-GAAP gross margin	17.8%	16.8%	19.6%	18.6%	18.8%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (loss)
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

U.S. GAAP operating income (loss)	$ (1,844)	$ (3,384)	$ 28	$ (3,791)	$ (193)

Share-based compensation:
Cost of goods sold	174	167	157	669	614
Research and development	237	43	302	779	786
Selling, general and administrative	760	730	741	3,042	1,975
Total share-based compensation	1,171	940	1,200	4,490	3,375

Non-GAAP operating income (loss)	$ (673)	$ (2,444)	$ 1,228	$ 699	$ 3,182

Alpha and Omega Semiconductor Limited
Reconciliation of Net loss to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

U.S. GAAP net loss	$ (3,097)	$ (4,105)	$ (481)	$ (7,935)	$ (3,308)

Share-based compensation:
Cost of goods sold	174	167	157	669	614
Research and development	237	43	302	779	786
Selling, general and administrative	760	730	741	3,042	1,975
Total share-based compensation	1,171	940	1,200	4,490	3,375

Non-GAAP net income (loss)	$ (1,926)	$ (3,165)	$ 719	$ (3,445)	$ 67

Non-GAAP diluted income (loss) per share	$ (0.07)	$ (0.12)	$ 0.03	$ (0.13)	$ —

Weighted-average number of common shares used to compute non-GAAP net income (loss) per share
Diluted shares	26,307	26,447	26,696	26,429	26,496
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com